Exhibit 10.21

Codigent Solutions Group, Inc.

1209 Laurel Street

Triple Net Lease

EXHIBIT A1

BASIC LEASE INFORMATION

Lease Date:	April 10, 2002
Landlord:	Nashville Urban Partners 2000 II, LLC
Address:	124 12th Avenue South, Suite 610, Nashville, TN 37203

Tenant:	Codigent Solutions Group, Inc.
Address:	113 Seaboard Lane, Suite A-170
Franklin, TN 37067

Contact:	Tim Unger, Chief Executive Officer
Telephone:	615-507-8041

Building:	1209 Laurel Street, Nashville, Tennessee

Tenant Improvements:	Tenant shall accept the space “as is”

Witnesseth:	Rentable Square Feet: 18,000

Paragraph 2(a):	LEASE TERM:	Five (5) years or 60 months
	COMMENCING ON:	April 15, 2002
	EXPIRATION DATE:	April 14, 2007 (unless modified as permitted herein)
	EXTENSION RIGHT:	One 5-year renewal at the rental rate described below

Paragraph 3(a):	(Annual) Rent per Rentable Square Foot

Year(s)	Rate/RSF*	Monthly Rent

1	$14.00	$21,000.00
2	$16.00	$24,000.00
3	$17.00	$25,500.00
4	$19.25	$28,875.00
5	$20.25	$30,375.00

* This is a Triple Net Lease and Tenant shall pay all utilities; janitorial costs; general and equipment maintenance expenses, taxes, property expenses, insurance, and other costs, all as more specifically described herein.

Paragraph 2(b):	Five Year Renewal Term

(Annual) Rent per Rentable Square Foot shall be the greater of the rates set forth below or the market rate at such time but in no event shall such rate exceed $25.00/RSF

Year(s)	Rate/RSF*	Monthly Rent

6	$21.00	$31,500.00
7	$21.00	$31,500.00
8	$22.00	$33,000.00
9	$22.50	$33,750.00
10	$23.00	$34,500.00

* This is a Triple Net Lease and Tenant shall pay all utilities; janitorial costs; general and equipment maintenance expenses, taxes, property expenses, insurance, and other costs, all as more specifically described herein.

Paragraph 3(c):	Security Deposit: $25,000

The foregoing Basic Lease information is hereby incorporated into and made a part of this Lease.  Each reference in this Lease to any of the Basic Lease Information shall mean the respective information herein above set forth and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information.  In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

Landlord:	Tenant:

Nashville Urban Partners 2000 II, LLC	Codigent Solutions Group, Inc.

By:	By:

Title:	Title:

TABLE OF CONTENTS

1.	Occupancy and Use.
2.	Term and Possession.
3.	Rent
4.	Insurance and Taxes
5.	Utilities
6.	Restrictions on Use.
7.	Compliance With Laws.
8.	Alterations.
9.	Repairs and Other Services
10.	Liens.
11.	Assignment and Subletting
12.	Insurance and Indemnification
13.	Waiver of Subrogation.
14.	Services and Utilities.
15.	Tenant’s Certificates.
16.	Holding Over.
17.	Subordination.
18.	Rules and Regulations.
19.	Re-Entry By Landlord.
20.	Insolvency or Bankruptcy.
21.	Tenant Default.
22.	Landlord Default.
23.	Damage By Fire or Other Casualty
24.	Eminent Domain.
25.	Sale By Landlord.
26.	Right of Landlord to Perform.
27.	Surrender of Premises.
28.	Waiver.
29.	Notices
30.	Abandonment.
31.	Successors and Assigns.
32.	Attorney’s Fees.
33.	Miscellaneous.
34.	Parallel Gear
35.	Limitation of Landlord’s Liability.
36.	Limitation of Trustee’s Liability.
37.	Tenant Improvements.
38.	Special Stipulations.
39.	Brokerage.
40.	Force Majeure.

Exhibit A:	Floorplan of the Building
Exhibit A1:	Basic Lease Information
Exhibit B:	Rules and Regulations
Exhibit C:	Security Fence

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into as of April 10, 2002, by and between Nashville Urban Partners 2000 II, LLC (herein called “Landlord”), and Codigent Solutions Group, Inc. (herein called “Tenant”);

WITNESSETH:

Tenant desires to lease those premises (the “Premises”) consisting of all of the land, parking areas and the building located at 1209 Laurel Street, Nashville, Tennessee (the “Building”).  The fee simple owner of the Premises is C. Mark Carver, Trustee (the “Trustee”) pursuant to that certain Amended and Restated Trust Agreement dated September 29, 2000 (the “Trust Agreement”).  Landlord is the sole beneficiary under the Trust Agreement as it applies to the Premises.  As such beneficial owner of the Premises, Landlord is the landlord under this Lease.

Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises.

1.             Occupancy and Use.

Tenant shall use and occupy the premises for purposes of general office use and operating its business providing e-business services and information technology services, and for no other use or purpose without the prior written consent of Landlord.  Landlord shall have the right to use (a) Storage Area A as shown on Exhibit A hereto for storage until July 1, 2002 and (b) Storage Area B as shown on Exhibit A hereto for storage until May 6, 2002.  Prior to May 6, 2002, Landlord shall use reasonable efforts to consolidate all of its materials in Storage Area B on one side of Storage Area B.  Prior to entering such storage areas, shall provide Tenant with reasonable notice.  Landlord and Tenant agree and acknowledge that Landlord may, at any time during the Term of the Lease after providing Tenant with at least 30 days prior written notice, remove from the Building the portions of the Building shown on Exhibit A as Storage Area A and Office Area A.  Until such time that Landlord commences such removal (and subject to the right of Landlord to use Storage Areas A and B as described above), Tenant shall have the right to use and occupy Storage Area A and Office Area A.  In the course of removing such portions of the Building,  Landlord shall use its best efforts in good faith to avoid any material interference with Tenant’s business operations, including, without limitation, interruption of utility services.  Landlord shall be liable (to the extent such liability is not covered by insurance) with respect to interference with Tenant’s business for which Landlord’s action is the direct, material and proximate cause of Tenant’s inability to provide substantial and customary service to its customers.

2.             Term and Possession.

(a)           The term of this Lease (the “Term”) shall be for a period of sixty (60) months as specified in the Basic Lease Information or until sooner terminated or extended as herein provided.  The Commencement Date shall be April 15, 2002.  Upon reasonable prior request to Landlord, Tenant shall have reasonable rights to enter the Building prior to the Commencement Date to prepare the space and move in equipment and furniture but Tenant shall not commence its business operations in the Building prior to the Commencement Date.

(b)           Landlord hereby grants to Tenant the option to renew the Lease for an additional term commencing April 15, 2007 and ending on April 14, 2012 unless sooner terminated as herein provided.  To exercise such renewal option, Tenant must provide Landlord with written notice on or before one hundred eighty (180) days prior to the expiration of the initial term of this Lease.  Rent for the extension term shall be at the greater of (i) the prevailing market rate for the central business district in Nashville, Tennessee, at such time for comparable space or (ii) the rates set forth in the Basic Lease Information set forth herein but in no event shall the Rent per square foot during the five-year additional term exceed $25.00 per rentable square foot.  Tenant and Landlord shall, on or before 90 days prior to the expiration of the initial term of the Lease, agree upon the rental rate after using their best efforts in good faith.  In the event that the parties cannot agree prior to such time, then the renewal of the Term shall be void and the Lease shall terminate on April 14, 2007.

(c)           Notwithstanding the foregoing Section 2(b), during the second five years of the Term of the Lease, Landlord shall have the right to move Tenant to another “comparable location” at Landlord’s sole cost and expense.  The comparable location shall be equal to or superior to the quality of the Building (including, without limitation, the specifications, build out whether done by Landlord or Tenant in the Building, parking and security).  The move shall not result in an interruption of Tenant’s business.  In the event that Landlord desires to exercise such option to move Tenant, Landlord shall provide Tenant with at least one hundred eighty (180) days prior written notice.

3.             Rent

(a)           Tenant shall pay to Landlord throughout the Term the annual rental amount specified in the Basic Lease Information (“Rent”), which sum shall be payable by Tenant in equal monthly installments on or before the first day of each month, in advance, in lawful money of the United States, without any prior demand therefore and without deduction or offset whatsoever, to Landlord at the address specified in the Basic Lease Information or to such other firm or to such other place as Landlord may from time to time designate in writing.  Tenant shall pay to Landlord all charges and other amounts whatsoever as and when provided in the Lease (the “Additional Charges”).  All Additional Charges will be payable to Landlord at the place where the Rent is payable and Landlord shall have the same remedies for a default in payment of Additional Charges as for a default in the payment of Rent.  If the Commencement Date should occur on a day other than the first day of a calendar month, or if the Expiration Date should occur on a day other than the last day of a calendar month, then the Rent and Additional Charges for such fractional month shall be prorated on a daily basis.

(b)           Tenant recognizes that late payment of any Rent or Additional Charges will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain.  Tenant therefore agrees that if any Rent or Additional Charges remain unpaid for more than five (5) days after the amount is due, the amount of such unpaid Rent or Additional Charges shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to ten percent (10%) of the amount of the delinquent Rent or Additional Charges calculated from the date originally due.  The amount of the late charge to be paid to Landlord by Tenant on any unpaid Rent or Additional Charges shall be added to Tenant’s obligation for the monthly period on which the late charge is unpaid, all of which shall be due and payable on demand.  The provisions of this Paragraph 3(b) in no way relieve Tenant of the obligation to pay rent or additional charges on or before the date on which they are due, nor do the terms of Paragraph 3(b)

in any way affect Landlord’s remedies pursuant to Paragraph 21 in the event any Rent or Additional Charge is unpaid after the date due.

(c)           Landlord acknowledges that Tenant has deposited with Landlord the Security Deposit in the amount of $25,000.00.  Landlord shall hold the Security Deposit for the full and faithful performance by Tenant of all terms, covenants, and conditions of this Lease to be performed on the part of Tenant, which sum shall be returned to Tenant after the expiration or termination of this Lease within ten (10) business days after termination provided Tenant has fully and faithfully carried out all of the terms, covenants, and conditions to be performed by Tenant under this Lease.  Tenant shall not mortgage, assign, or encumber the Security Deposit without the prior written consent of Landlord.  In the event of a bona fide sale of the Building subject to this Lease, Landlord (and any future landlord) shall have the right to transfer the Security Deposit to such purchaser only for the benefit of Tenant, whereupon Landlord shall be released by Tenant from all liability for the return of the Security Deposit and Tenant agrees to look solely to the purchaser for the return of the Security Deposit.

4.             Insurance and Taxes

Tenant is responsible for payment of the following,  which shall be paid directly by Tenant to the provider of such services;

(1)           INSURANCE, including, but not limited to, (i) fire and extended coverage premium, (ii) earthquake and extended coverage premium, (iii) liability and extended coverage premium, and (iv) premiums for other insurance customarily carried from time to time by landlords in the general area of the Building;

(2)           TAXES, including, but not limited to, (i) real estate taxes and assessments on the Land, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (ii) personal property taxes (for the Building’s personal property, including license expenses), (iii) taxes imposed on services of Landlord’s agents and employees, and (iv) all other taxes or fees now or hereafter levied by any governmental authority on the Building, the Land or its contents or on the operation and use thereof.

5.             Utilities

Tenant will at its own cost and expense pay for all water, sanitary sewer, gas, electricity, and other utilities used in the Premises and will save and hold Landlord harmless from any charge or liability for same.  Such payments shall be made directly to the supplier of any utility to whom Landlord may direct Tenant to pay.

6.             Restrictions on Use.

Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause or maintain or permit any nuisance in on or about the Premises.  Tenant shall not commit or suffer the commission of any waste in, on or about the Premises.

7.             Compliance With Laws.

Tenant shall not use the Premises, and or the Building, or permit anything to be done in or about the Premises, and or the Building, which will in any way conflict with the law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated.  Tenant  shall not do or permit anything to be done on or about the Premises, and or the Building, or bring or keep anything therein which will in any way increase the rate of any insurance upon the Building or any of its contents or cause a cancellation of such insurance upon the Building or any of its contents or otherwise affect such insurance in any manner, and Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, and or the Building, excluding structural changes not related to or affected by alterations or improvements made by or for Tenant or Tenant’s acts.  The judgment or opinion of any administrative body or court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any such law, statute, ordinance, rule, regulation, or requirement, shall be conclusive of such violation as between Landlord and Tenant.

8.             Alterations.

(a)           Tenant shall not make or suffer to be made any alterations, additions or improvements (collectively, “Alterations”) in, on or to the Premises or any part thereof  without the prior written consent of Landlord, which consent shall not be unreasonably withheld (except if any Alteration(s) would affect the structural integrity or architectural appearance of the Premises.) Any Alterations in, on or to the Premises, except for Tenant’s movable furniture and equipment (whether or not attached to the Premises) shall immediately become Landlord’s property and at the end of the Term, shall remain on the Premises without compensation to Tenant.  In the event Landlord consents to the making of any Alterations by Tenant, the same shall be made by Tenant, at Tenant’s sole cost and expense, in accordance with plans and specifications approved by Landlord, and any contractor or person selected by Tenant to make the same must be first approved in writing by Landlord.  Tenant shall give to Landlord at least five (5) business days prior notice of commencement of any construction on the Premises.  Tenant agrees and acknowledges that Tenant is not the agent for Landlord for any purpose, including, without limitation, contracting with third parties for improvements to the Premises.   Tenant agrees that any construction contract related to the Premises executed by Tenant shall contain a provision stating that Tenant is not the agent for Landlord for any purpose, including, without limitation, contracting with third parties for improvements to the Premises.  Tenant agrees that any party providing construction services or materials to the Premises shall execute a waiver of such party’s right to file a mechanic’s lien against the Landlord’s interest in the Premises and Tenant shall deliver such waiver to Landlord prior to permitting such party to begin work on the Premises.

(b)           As soon as reasonably possible after execution of this Lease, Landlord agrees to erect a security fence to enclose and secure the area containing the generator as more particularly described on Exhibit C attached hereto and incorporated herein by reference.  Such security fence shall be comparable to the existing security fencing at the Premises.

(c)           During the Term, Tenant shall have the option to install, at Tenant’s expense, an additional back-up generator to the Premises without Landlord’s consent.

9.             Repairs and Other Services

(a)           Tenant shall take good care of the Premises and, at Tenant’s cost and expense, shall make all repairs and replacements as and when Landlord deems necessary to preserve the Premises in good working order and condition, except that Tenant shall not be required to make any structural repairs or structural replacements unless necessitated or occasioned by the acts, omissions or negligence of Tenant or any person claiming through or under Tenant, or any of their servants, employees, contractors, agents, visitors, or licensees, or by the use or occupancy or manner of use or occupancy of the Premises by Tenant or any such person.  Notwithstanding the foregoing, Landlord shall repair and maintain the structure (except as provided above), locks, doors, roof, structural walls, windows, roof-mounted HVAC systems, and plumbing system.  Landlord shall also provide groundskeeping services, maintain any landscaping, and provide a security patrol from  approximately 6-9 p.m each evening.  Landlord shall not be liable for and, except as provided in Paragraph 22, there shall be no abatement of Rent with respect to, any injury or interference with Tenant’s business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Building, including the Premises, or in or to the fixtures, appurtenances and equipment therein except that Tenant shall be entitled to a rental abatement for any portion of the Premises which becomes substantially unusable during such repair, maintenance, alterations or improvements.  Notwithstanding the foregoing sentence, Landlord shall be liable (to the extent such liability is not covered by insurance) with respect to interference with Tenant’s business for which Landlord’s action is the direct, material and proximate cause of Tenant’s inability to provide substantial and customary service to its customers.

(b)           All repairs and replacements required to be made by Tenant or any person claiming through or under Tenant shall be made and performed (a) at Tenant’s cost and expense and at such time and in such manner as Landlord may reasonably designate, (b) by contractors or mechanics approved by Landlord in its reasonable discretion, (c) so that same shall be at least equal in quality, value, and utility to the original work or installation, and (d) in accordance with the Rules and Regulations for the Building reasonably adopted by Landlord from time to time and in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises.

10.          Liens.

Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant.  In the event that Tenant does not, within forty-five (45) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond and providing Landlord with notarized lien waivers, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien.  All such sums paid by Landlord and all reasonable expenses incurred by it in connection therewith shall be considered Additional Charges and shall be payable to it by Tenant on demand with interest at the maximum rate permitted by law; such sums not paid by Tenant as billed shall constitute a default under the terms provided herein.  Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Building and any other party having an interest therein.

11.          Assignment and Subletting

(a)           Except as set forth below Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any portion of its interest or rights with respect to the Premises or Tenant’s leasehold estate hereunder (collectively, “Assignment”), or permit all or any portion of the Premises to be occupied by anyone other than Tenant or sublet all or any portion of the Premises or transfer a portion of its interest in or rights with respect to Tenant’s Leasehold estate hereunder (collectively, “Sublease”) or any portion thereof without Landlord’s prior written consent in each instance, which consent may not be unreasonably withheld, conditioned, or delayed. Notwithstanding anything contained herein to the contrary, Tenant may, without obtaining the consent of Landlord, assign, sublet or transfer this Lease or any interest therein, to any Affiliate, as hereinafter defined, of Tenant; provided, however, that in the event of such assignment, subletting, or transfer, Tenant shall remain liable for its obligations under this Lease.  Tenant shall provide a notice of any such assignment.  An “Affiliate” shall mean any corporation which, directly or indirectly, controls or is controlled by, or is under common control with, Tenant.  For this purpose, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction or the management and policies of such corporation, whether through the ownership of voting securities, or by contract or otherwise.  Additionally, for purposes of this Lease, the following transactions relating to Tenant shall not be considered an Assignment of this Lease and shall not give rise to any requirement of approval or consent by any party to this Lease, nor, result in any right to terminate or alter this Lease; any merger (including, without limitation, a reincorporation merger), consolidation, reorganization, stock exchange, sale of stock or substantially all of the assets or other similar or related transaction in which Tenant is the surviving entity or, if Tenant is not the surviving entity, the surviving entity continues to conduct the business conducted by Tenant prior to consummation of the transaction; and the resulting company shall have financial worth equal to or greater than Tenant.

(b)           Except in the case of transactions not considered Assignments as provided above, if Tenant desires at anytime to enter into an Assignment of this Lease or a sublease of the Premises or any portion thereof, it shall first give written notice to Landlord of its desire to do so, which notice shall contain (a) the name of the proposed assignee, subtenant or occupant, (b) the nature of the proposed assignee’s, subtenant’s, or occupant’s business to be carried on in the Premises, (c) the terms and provisions of the proposed Assignment or Sublease, and (d) such financial information as Landlord may reasonably request concerning the proposed assignee, subtenant or occupant.

(c)           Except in the case of transactions not considered Assignments as provided above, at any time within thirty (30) days after Landlord’s receipt of the notice specified in Paragraph 11(b), Landlord may by written notice to Tenant elect to (i) Sublease itself the portion of the Premises specified in Tenant’s notice or any portion thereof, (ii) take an Assignment of Tenant’s leasehold estate specified in Tenant’s notice, with a proportionate abatement in Rent and Additional Charges, (iii) terminate this lease as to the portion (including all) of the Premises that is specified in Tenant’s notice, with a proportionate abatement in Rent and Additional Charges, (iv) consent to the Sublease or Assignment, (v) disapprove the Sublease or Assignment subject to the limitations set forth in Section 11(a) above.  As a condition for granting its consent to any Assignment or Sublease, however, Landlord may require that Tenant pay Landlord the amount by which all sums payable to Tenant in connection with such Assignment or Sublease exceed the Rent and Additional Charges hereunder (or a proportionate amount thereof representing the portion of the Premises subject to a sublease).  In the event Landlord elects to Sublease or take an Assignment from Tenant as described in clauses (i) and (ii) above, the rent payable by Landlord shall be the lower of that set forth in Tenant’s notice or the Rent payable by Tenant under this Lease at the time of the Assignment or Sublease (or a proportionate amount thereof representing the portion of the premises subject to the

Sublease or Assignment if less than the entire Premises). In the event Landlord elects any of the options set forth in clauses (i), (ii), or (iii) above, with respect to a portion of the Premises, Tenant shall at all times provide reasonable and appropriate access to such portion of the Premises and use of any common facilities, and Landlord shall have the right to use such portion of the Premises for any legal purpose in its sole discretion and the right to further assign or sublease the portion of the Premises subject to Landlord’s election without the consent of Tenant.  If Landlord consents to the Sublease or Assignment within said thirty (30) day period, Tenant may thereafter within one hundred twenty (120) days after Landlord’s consent, but not later than the expiration of said one hundred twenty (120) days, enter into such Assignment of the Premises or Sublease of the Premises or portion thereof, upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Paragraph 11(b).

(d)           No consent by Landlord to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease.  The consent by Landlord to any other Assignment or Sublease shall not relieve Tenant from the obligation to obtain Landlord’s express written consent to any other Assignment or Sublease.  Any Assignment or Sublease that is not in compliance with this Paragraph 11 shall be void.  The provisions of this subsection (d) shall not apply to any transaction not considered an Assignment as provided in subsection (a) above.

(e)           Each assignee, sublessee or other transferee, other than Landlord, shall assume, as provided in this Paragraph 11(e), all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant (except that in the case of transactions not considered Assignments as provided in subsection (a) above Tenant shall not remain liable) for the payment of Rent and Additional Charges, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the Term; provided, however, that the assignee, sublessee, mortgagee, pledgee or other transferee shall be liable to the Landlord for Rent and Additional Charges only in the amount set forth in or contemplated by the Assignment or Sublease.  No Assignment shall be binding on Landlord unless the assignee or Tenant shall deliver to Landlord a counter part of the Assignment and an instrument in recordable form that contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, consistent with the requirements of this Paragraph 11(e), but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

(f)            Notwithstanding any other provision in this Section 11, Landlord agrees that Tenant shall have the right to use the Premises in the normal course of Tenant’s business to provide services to third parties and to permit such third parties and/or such parties’ equipment to occupy a portion of the Premises.  Such transactions shall not be considered “subleases” or “assignments” for the purposes of this Section 11.

12.          Insurance and Indemnification

(a)           Tenant shall indemnify and hold Landlord and Trustee harmless from, and defend Landlord and Trustee against, any and all claims, liability, cost or expense (including reasonable attorneys’ fees) arising from:

(i)            any injury or damage to persons or property occurring in or about the Premises or any facilities (including elevators, stairwells or hallways) the use of which Tenant has in conjunction with other tenants of the Building, as and to the extent such injury or damage results from the negligence or fault of Tenant, its agents, servants, employees or invitees; or

(ii)           any breach or default by Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease.

(b)           Landlord shall indemnify and hold Tenant and Trustee harmless from, and defend Tenant and Trustee against, any and all claims, liability, cost or expense (including reasonable attorneys’ fees) arising from:

(i)            any injury or damage to persons or property occurring in or about the Building (including the Premises), as and to the extent such injury or damage results from the negligence or fault of Landlord, its agents, servants, employees or invitees; or

(ii)           any breach or default by Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease.

(c)           Tenant shall procure at its cost and expense and keep in effect during the Term “Broad Form” comprehensive general liability insurance including contractual liability with a minimum combined single limit of liability of One Million Dollars ($1,000,000).  Tenant shall procure at its cost and expense and keep in effect during the Term “Business Interruption” insurance in form and in amounts reasonably acceptable to Landlord.  Such insurance shall name Landlord as an additional insured, shall specifically include the liability assumed hereunder by Tenant, shall provide that it is primary insurance and not excess over or contributory with any other valid, existing and applicable insurance in force for and on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days written notice from the insurer prior to the cancellation or change of coverage (provided that no notice shall be required in the event the policy is replaced by a policy with equivalent coverage).  Tenant shall deliver certificates reflecting such insurance to Landlord upon its written request therefor.  In the event Tenant shall fail to procure such policies or deliver such certificates, Landlord may, at its option, procure the same for the account of Tenant and the cost thereof shall be paid to Landlord as Additional Charges within five (5) days after delivery to Tenant of a statement therefor.

(d)           Landlord shall procure at its cost and expense and keep in effect during the Term (i) “Broad Form” comprehensive general liability insurance including contractual liability with a minimum combined single limit of liability of One Million Dollars ($1,000,000) and (ii) insurance against all risks of physical loss or damage to the Building,  including the perils of flood and earthquake, in an amount equal to the full insurable value thereof.  Landlord shall deliver certificates reflecting such insurance to Tenant upon its written request therefor.

(e)           Each of Landlord and Tenant hereby releases the other from all claims for any loss or damage arising out of or incident to the occurrence of any perils covered by, or which would be covered by, the insurance policies that each of them is required to obtain and maintain under the terms of this Lease, except as and to the extent that any such loss or damage (i) is not, or would not be, covered by the insurance policies required to be maintained hereunder (giving effect to limitations of liability and deductibles) or (ii) is caused by the gross negligence or willful misconduct of the released party.

13.          Waiver of Subrogation.

Landlord and Tenant shall each obtain from their respective insurers under all policies required to be obtained and maintained hereunder a waiver of all rights of subrogation which the insurer of one party might otherwise have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys’ fees, resulting from the failure to obtain the same.

14.          Services and Utilities.

(a)           Landlord shall maintain the roof, exterior walls, the exterior  windows in the Building, and the structure itself, in reasonably good order and condition, consistent with standards found in other similar buildings in the Nashville Central Business District, except for damage occasioned by the act of Tenant, which damage shall be repaired by Landlord at Tenant’s expense.

(b)           Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (i) failure to furnish or delay in furnishing any such services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or to the Building, or (ii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building; provided, in the case of any of the foregoing, that Landlord shall take all reasonable steps to remove the cause of any such failure, disturbance, or restriction.  Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resources consumption.

15.          Tenant’s Certificates.

Tenant, at anytime and from time to time upon not less than ten (10) days prior written notice from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord’s request, to any prospective purchaser, ground or underlying lessor or mortgagee of any  part of the Building or the land upon which the Building is located, a certificate of Tenant stating:  (a) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons therefore), (b) the Commencement and Expiration Dates of this Lease, (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications), (d) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so specifying same), (e) whether or not there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same), (f) the dates, if any, to which the Rent and Additional Charges and other charges under this Lease have been paid, and (g) any other information that may reasonably be required by any of such persons.  It is intended that any such certificate of Tenant delivered pursuant to this Paragraph 15 may be relied upon by Landlord and any prospective purchaser, ground or underlying lessor or mortgagee of any part of the Building or the land upon which the Building is located.

16.          Holding Over.

Any holding over after the expiration of the Term with the consent of Landlord shall be construed to be a tenancy from month-to-month at one hundred and fifty percent (150%) of the Rent herein specified (prorated on a monthly basis), unless Landlord shall specify a lesser Rent in its sole discretion, and shall otherwise be on the terms and conditions herein specified so far as applicable.  Any holding over without Landlord’s consent shall constitute a default by Tenant and entitle Landlord to re-enter the Premises as provided in Paragraphs 19 and 21.

17.          Subordination.

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, land, ground leases or underlying leases, or Landlord’s interest or estate in any of said terms, is specified as security.  Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease.  In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn  to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest.  Landlord covenants on behalf of itself and its successors-in-interest that in the event of any such termination, foreclosure or conveyance, Tenant shall continue to have the right to possession of the Premises under the terms of this Lease.  Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust.

18.          Rules and Regulations.

Tenant shall faithfully observe and comply with the Rules and Regulations attached to this Lease as Exhibit  “B” and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord acting in its reasonable discretion.  In the event of an express and direct conflict between the terms, covenants, agreements and conditions of this Lease and those set forth in the rules and regulations, as modified and amended from time to time by Landlord, this Lease shall control.

19.          Re-Entry By Landlord.

(a)           Except for designated secured areas (“Secured Areas”), Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to show the Premises with reasonable advance notice to prospective purchasers, mortgagees, or tenants, to post notices of non-responsibility, and to alter, improve or repair the Premises and any portion of the Building without abatement of Rent or Additional Charges, and may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that the entrance to the

Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be materially interrupted.  Landlord agrees that all persons entering the Premises under its authority shall enter in accordance with, and at all times abide by, security measures and procedures established by Tenant.  In connection with any permitted re-entry as described above, Tenant hereby waives any claim for damages for any inconvenience to or interference with Tenant’s business or any loss of occupancy or quiet enjoyment of the Premises occasioned thereby.  For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes or Secured Areas, and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portion thereof, obtained by Landlord by any of said means, or otherwise, shall not under any circumstance be construed or deemed to be forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof.  Landlord shall also have the right at anytime, without the same constituting an actual or constructive eviction and with out incurring any liability to Tenant therefore, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number or designation by which the Building is commonly known.

(b)           For Secured Areas, Landlord may have access to such portions of the Premises only upon a reasonable advance request that shall specify the purpose for such access, permission by Tenant to enter, and being escorted at all times by a designated representative of Tenant. Landlord agrees that all persons entering such Secured Areas under the authority of Landlord shall enter in accordance with, and at all times abide by, the security measures and procedures established by Tenant.  Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Secured Areas with an escort by an employee or apparent agent of Tenant.

20.          Insolvency or Bankruptcy.

The appointment of a receiver to take possession of all or substantially all of the assets of  Tenant, or an assignment of Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization or other debtor relief proceedings, whether now existing or hereafter amended or enacted, shall at Landlord’s option constitute a breach of this Lease by Tenant.  Upon the happening of any such event or at anytime thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant.  In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, reorganization or other debtor relief proceeding.

21.          Tenant Default.

The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant unless remedied prior to the expiration of the appropriate cure period.  Tenant shall have a period of five (5) business days from the date of written notice from Landlord within which to cure any default in the payment of Rent or Additional Charges.  Said right to cure shall terminate and Tenant shall be in breach of its obligations herein and shall be subject to Landlord’s rights and remedies under the terms of this agreement and any other rights and remedies available to Landlord at law or equity, should such default occur more than two times during any twelve (12) month period during the initial and/or any renewal term of this lease.  Tenant shall have a period of twenty (20) days from the date of written notice from Landlord within which to cure any default other than a default in the payment of Rent or Additional Charges under this Lease; provided, however, that with respect to any default other than the payment of Rent or Additional Charges that cannot reasonably be cured with in twenty (20) days, the default shall not be deemed to be uncured if Tenant commences to cure within twenty (20) days from Landlord’s notice and continues to prosecute diligently the cure thereof.  Upon an uncured default of this Lease by Tenant, and in addition to Landlord’s rights and remedies under the terms of this Agreement and any other rights and remedies available to Landlord at law or in equity, Landlord shall have the following rights and remedies (the choice of one remedy by Landlord shall not preclude Landlord from seeking another remedy against Tenant):

(a)           The right to accelerate the Rent and Additional Charges and to recover immediately from Tenant an amount equal to the present value of the Rent and Additional Charges for the balance of the Term less the amount  of rental loss for the same period that could not be reasonably avoided by Landlord.  The right to apply the Security Deposit to Tenant’s obligations;

(b)           The right to continue this Lease in effect and to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover Rent and Additional Charges as they become due, for so long as Landlord does not terminate Tenant’s right to possession.  Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenants right to possession;

(c)           The right to terminate this Lease;

(d)           The right to change the locks, change any applicable security codes of the Premises, and remove Tenant’s signs. The right and power to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant and to sell such property.  Landlord may from time to time sublet Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such rent and such other terms as Landlord may deem reasonably advisable, with the right to make alterations and repair to the Premises.  Upon each such subletting, (i) Tenant shall be immediately liable to pay to Landlord, in addition to indebtedness other than Rent and Additional Charges due hereunder, the cost of such subletting and such alterations and repairs incurred by Landlord and the amount, if any, by which the Rent and Additional Charges due hereunder for the period of such subletting (to the extent such period does not exceed the Term) exceeds the amount to be paid as Rent and Additional Charges for the Premises for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first, to payment of any indebtedness other than Rent and Additional Charges due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third, to payment of Rent and Additional Charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent and Additional Charges as the same becomes due hereunder.  If Tenant has been credited with any rentals to be received by such subletting under option (i) and such rentals shall not be promptly paid to Landlord by the sub-tenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord.  Such deficiency shall be calculated and paid monthly.  Notwithstanding any such subletting without termination, Landlord may at anytime thereafter elect to terminate this Lease for such previous breach; and

(e)           The right to have a receiver appointed for Tenant, upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to subparagraph (d) above.

22.          Landlord Default.

In the event that Landlord fails to materially provide any of the services described herein or fails to maintain the Building structure in an acceptable manner consistent with other similar buildings located in the Nashville Central Business District, Landlord shall have thirty (30) days to materially provide all of the services described herein including maintenance of the Building in a manner consistent with this Agreement.  Notwithstanding anything herein to the contrary, Tenant shall not be entitle to terminate this Lease so long as Landlord is diligently pursuing its efforts to cure such default(s) but in no event more than 60 days after receipt of written notice.  If Landlord should fail to cure any default described herein within any of the cure periods provided above, Tenant may without limitation of any other available remedy, terminate this Lease and be relieved of any further rental payment or other obligations pursuant to the provisions of this Lease.

23.          Damage By Fire or Other Casualty

If the Premises or the Building are damaged by fire or other casualty, Landlord shall forthwith repair the same, provided that such repairs can be substantially completed within one hundred twenty (120) days after the date of such damage and the Premises restored to Tenantable condition under the laws and regulations of the federal, state and local government authorities having jurisdiction thereof.  In such event, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction of Rent and Additional Charges while such repairs to be made hereunder by Landlord are being made. Such proportionate reduction shall be based upon the extent to which such damage and the making of such repairs by Landlord shall render the Premises unfit for occupancy or the business carried on by Tenant in the Premises.  Within thirty (30) days after the date of such damage, Landlord shall notify Tenant whether or not such repairs can be substantially completed within one hundred twenty (120) days after the date of such damage.  If such repairs cannot be substantially completed within one hundred twenty (120) days of such damage either party shall then have the option to terminate this Lease as of a date within thirty (30) days of receipt of such notice as determined by Tenant.

24.          Eminent Domain.

If any material part of the Building or Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purposes for which it is being used, either party shall have the right to terminate this Lease at its option.  In such event, Landlord and Tenant shall each receive any income, rent, award or any interest therein which may be paid in connection with the exercise of such power of eminent domain in respect of their respective interests hereunder (including, in the case of Tenant, the value of any improvements paid for by it). If a part of the Premises shall be so taken or appropriated or conveyed during the Term and neither party elects to terminate, the Rent and Additional Charges to be paid under this Lease for the remainder of the Term shall be proportionately reduced, such reduction to be based upon the extent to which the partial taking or appropriation or conveyance shall interfere with the business carried on by Tenant in the Premises.  Notwithstanding anything to the contrary contained in this Paragraph 24, if the use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term for a period of not more than thirty (30) days, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent and Additional Charges payable hereunder by Tenant; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the premises during the period of appropriation, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the premise after the period of appropriation.

25.          Sale By Landlord.

In the event of a sale or conveyance by Landlord of the Building, any such sale or conveyance shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease.  This shall not be affected by any such sale, and Tenant agrees to attorn to the purchaser or assignee.  Landlord shall ensure that any document of sale or conveyance requires the purchaser or assignee to assume any and all of Landlord’s obligations to Tenant under the terms of this Lease so long as Tenant is not in default of its obligation under the terms of this lease.

26.          Right of Landlord to Perform.

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent and Additional Charges.  If Tenant shall fail to pay any sum of money, other than Rent and Additional Charges, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for twenty (20) days after notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act on Tenant’s part to be made or performed as provided in this Lease.  All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate permitted by law, from the date of such payment by Landlord shall be payable as Additional Charges to Landlord on demand.

27.          Surrender of Premises.

(a)           At the end of the Term or any renewal thereof or other sooner termination of this Lease, Tenant will peaceably deliver to Landlord possession of the Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same condition as received, or first installed, ordinary wear and tear, damaged by fire, earthquake, act of God, or the elements alone excepted.  The Premises shall be broom clean and free of rubbish and Tenant’s personal property.  Tenant may, upon the termination of this Lease, remove all movable furniture and equipment belonging to Tenant, whether or not attached to or installed in the Premises, at Tenant’s sole cost, title to which shall be in Tenant, provided that Tenant repairs any damage caused by such removal.  Property not so removed shall be deemed abandoned by Tenant and title to the same shall thereupon pass to Landlord.  Upon request by Landlord, unless otherwise agreed to in writing by Landlord, Tenant shall remove, at Tenant’s sole cost, all moveable furniture and equipment belonging to Tenant which may be left by Tenant and repair any damage, resulting from such removal.

(b)           The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

28.          Waiver.

If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein.  Furthermore, the acceptance of Rent and Additional Charges by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such Rent and Additional Charges. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant.  Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

29.          Notices

Except as otherwise expressly provided in this Lease, any bills statement, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by registered or certified mail or delivered personally or by overnight carrier,

(a)           to Tenant

(i)            at Tenant’s address set forth in the Basic Lease Information, attached hereto as Exhibit “A1”, if sent prior to Tenant’s taking possession of the Premises, or;

(ii)           at the Premises if sent subsequent to Tenant’s taking possession of the Premises, or;

(iii)          at any place where Tenant may be found if sent subsequent to Tenant’s vacating, deserting, abandoning or surrendering the Premises, or;

(b)           to Landlord at Landlord’s address set forth in the Basic Lease Information, or;

(c)           to such other address as either Landlord or Tenant may designate at its new address for such purpose by notice given to the other in accordance with the provisions of this Paragraph 29.  Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given three (3) days after the date when it shall have been mailed as provided in this paragraph 29 if sent by registered or certified mail, or upon the date personal delivery is made.  If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor notice of any default by Landlord under the terms of this Lease in writing sent by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant exercising any remedy available to it.

30.          Abandonment.

Tenant shall not abandon the Premises at any time during the Term, and if Tenant shall abandon or surrender the Premises or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall, at the option of Landlord, be deemed to be abandoned and title thereto shall thereupon pass to Landlord if not removed within ten (10) business days after receipt of notice from Landlord to such effect, except such property as may be mortgaged to Landlord.

31.          Successors and Assigns.

Subject to the provisions of Paragraph 11, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective legal and personal representatives, successors and assigns.

32.          Attorney’s Fees.

If Tenant or Landlord brings any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or Additional Charges or possessions of the Premises, the losing party shall pay to the prevailing party a reasonable sum for attorney’s fees, which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not the action is prosecuted to judgment or otherwise settled among the parties.

33.          Miscellaneous.

(a)           The term “Premises” wherever it appears herein includes and shall be deemed or taken to include (except where such meaning would be clearly repugnant to the context) the office space demised and improvements now or at any time hereinafter comprising or built in the space hereby demised.  The paragraph headings herein are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.  The term “Landlord” shall include Landlord and its successors and assigns.  In any case where this Lease is signed by more than one person, the obligations hereunder shall be joint and several.  The term “Tenant” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators, and permitted assigns, according to the context hereof.

(b)           Time is of the essence of this Lease and all of its provisions.  This Lease shall in all respects be governed by the laws of the State of Tennessee.  This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations.  There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits.  This Lease may not be modified except by a written instrument by the parties hereto.

(c)           If for any reason whatsoever any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

(d)           Upon Tenant paying the Rent and Additional Charges and performing all of Tenant’s obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord.

34.          Parallel Gear

Tenant and Landlord agree and acknowledge that the Building contains certain specialized electronic switching equipment (the “Parallel Gear”).  The Parallel Gear is not currently owned by Landlord, but prior to the Commencement Date, Landlord shall purchase the Parallel Gear.  Tenant shall maintain the Parallel Gear in its current condition, shall maintain a service contract for the Parallel Gear with a service provider approved in advance by Landlord (which consent shall not be unreasonably withheld), shall provide quarterly reports to Landlord regarding the maintenance status of the Parallel Gear, and shall have the right to use the Parallel Gear throughout the term of the Lease.  In the event that Tenant connects a second generator (or other similar equipment) to the Parallel Gear at any time during the Term of this Lease, Tenant shall immediately provide written notice to Landlord, and Tenant shall immediately pay to Landlord the amount of $50,000.  In the event that Tenant fails to make such payment within five (5) days from connecting the second generator as provided above, then Tenant shall be in default hereunder and Landlord shall have the right to remove the Parallel Gear immediately without further notice to Tenant and without liability to Tenant.  Upon the expiration of the Term of the Lease, the Parallel Gear shall be the property of Landlord.

35.          Limitation of Landlord’s Liability.

Tenant recognizes that Landlord is a limited liability company.  It is expressly understood and agreed by and between the parties hereto that anything herein to the contrary notwithstanding, that each and all of the representations, covenants, undertakings and agreements herein made on the part of Landlord are intended not as personal representations, covenants, undertakings and agreements of the members of Landlord, but are made an intended for the purpose of binding Landlord and  Landlord’s interest in the Building.  No personal liability or personal responsibility is assumed by nor shall at anytime be asserted or enforced against, any of the members of Landlord on account of this Lease.  All such personal liability, if any, being expressly waived and released by Tenant herein, and by all persons claiming by, through or under Tenant.

36.          Limitation of Trustee’s Liability.

It is expressly understood and agreed by Tenant that, anything herein to the contrary notwithstanding, that each and all of the representations, covenants, undertakings and agreements herein made on the part of Trustee, if any, are intended not as personal representations, covenants, undertakings and agreements of Trustee, but are made an intended for the purpose of binding Trustee’s interest in the Premises.  No personal liability or personal responsibility is assumed by nor shall at anytime be asserted or enforced against, Trustee on account of this Lease.  All such personal liability, if any, being expressly waived and released by Tenant herein, and by all persons claiming by, through or under Tenant.  Trustee shall not be liable for consequential damages arising out of any breach of default under this Agreement, including, without limitation, loss of use or income from the Building or the Premises or any equipment or facilities therein, whether by Tenant or any person claiming through or under Tenant.  Tenant shall look only to Trustee’s interest in the Premises (or the proceeds thereof) for satisfaction of Tenant’s remedies or for the collection of a judgment or other judicial process requiring the payment of money by Trustee in the event of any default by Trustee hereunder, and no other property or assets of Trustee, or its partners, members, principals or related entities, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease, the relationship of Trustee and Tenant hereunder or Tenant’s use and occupancy of the Premises.

37.          Tenant Improvements.

Any improvements to the Premises shall be made by Tenant, at Tenant’s sole cost in a first class manner in accordance with all applicable laws and regulations.

38.          Special Stipulations.

Tenant shall have the right to use all parking spaces adjacent to the Building upon commencement of this Lease at no additional charge.  Tenant shall also have the right to use the vacant lot adjacent to the Building owned by Landlord for Tenant’s parking until such time that Landlord provides written notice to Tenant.  In the event that such vacant lot is no longer available to Tenant, then Landlord shall provide additional off-site parking to Tenant at no additional charge for up to 30 total parking spaces (including any spaces at the Building).

39.          Brokerage.

Tenant represents and warrants to Landlord that it has not dealt with any broker in connection  with this Lease.  Landlord represents and warrants to Tenant that it has not dealt with any broker in connection with this Lease other than Armistead Barkley, Inc.  The execution and delivery of this Lease by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty.  Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commissions, fees or other compensation by any person who shall claim to have dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims, including, without imitation, reasonable attorney’s fees and disbursements. Landlord shall indemnify and hold Tenant harmless from and against any and all claims or commissions, fees or other compensation by Broker and any person who shall claim to have dealt with Landlord in connection with this Lease and for any and all costs incurred by Tenant in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements.  The provisions of this Paragraph 39 shall survive the expiration or earlier termination of this Lease.

40.          Force Majeure.

In the event of strike, lockout, labor trouble, civil commotion, Act of God, or any other cause beyond a party’s control (collectively “force majeure”) resulting in either party’s inability to supply the services or perform the other obligations required of Landlord hereunder, this Lease shall not terminate and Tenant’s obligation to pay Rent and all other charges and sums due and payable by Tenant shall not be affected or excused and Landlord shall not be considered to be in default under this Lease.  If, as a result of force majeure, either party is delayed in performing any of its obligations under this Lease, other than Tenant’s obligation to pay Rent and all other charges and sums payable by Tenant hereunder, Tenant’s performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LANDLORD:	TENANT:

Nashville Urban Partners 2000 II, LLC	Codigent Solutions Group, Inc.

By:	By:

Title:	Title:

Exhibit A

Floorplan of the Building

Exhibit B

Rules and Regulations

1.                                       Landlord agrees to furnish Tenant five keys without charge.  Additional keys will be furnished at a nominal charge.  Except for Secured Areas, Tenant shall not change locks or install additional locks on doors without prior written consent of Landlord, which shall not be unreasonably withheld.  Tenant shall not make or cause to be made duplicates of keys procured from Landlord without prior approval of Tenant.  All keys to premises shall be surrendered to Landlord upon termination of this Lease.

2.                                       Tenant will refer all contractors, contractor’s representatives and installation technicians rendering any service on or to the premises for Tenant to Landlord for Landlord’s approval before performance of any contractual service.  Tenant’s contractors and installation technicians shall comply with Landlord’s rules and regulations pertaining to construction and installation.  This provision shall apply to all work performed on or about the premises or project, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the premises or project.

3.                                       Tenant shall not at any time occupy any part of the premises or project as sleeping or lodging quarters.

4.                                       Except for operations contemplated by the Lease, including those materials and equipment  necessary to maintain emergency power, Tenant shall not place, install or operate on the premises or in any part of the building any engine or machinery, or conduct mechanical operations thereon or therein, or place or use in or about the premises or project any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive or hazardous material without written consent of Landlord, which consent shall not be unreasonably withheld.

5.                                       Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from the premises or the project regardless of whether such loss occurs when the area is locked against entry or not.

6.                                       No dogs, cats, fowl, or other animals shall be brought into or kept in or about the Building.

7.                                       Employees of Landlord shall not receive or carry messages for or to any Tenant or other person or contract with or render free or paid services to any Tenant or to any of Tenant’s agents, employees or invitees.

8.                                       None of the parking, entries, passages, doors, hallways or stairways shall be blocked or obstructed or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas or such area used by Tenant’s agents, employees or invitees at any time for purposes inconsistent with their designation by Landlord.

9.                                       The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or by the defacing or injury of any part of the building shall be borne by the person who shall occasion it.  No person shall waste water by interfering with the faucets or otherwise.

10.                                 Parking is prohibited in areas not striped for parking and in other areas as may be designated by Landlord.  Every person is required to park and lock his vehicle. All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver.

11.                                 Tenant shall not lay floor covering within the premises without written approval of the Landlord. The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited.

12.                                 It is Landlord’s desire to maintain in the building or project the highest standard of dignity and good taste consistent with comfort and convenience for tenants.  Any action or condition not meeting this high standard should be reported directly to Landlord.  Your cooperation will be mutually beneficial and sincerely appreciated. Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary, for the safety, care and cleanliness of the premises and for the preservation of good order therein.

Exhibit C

Security Fence